CUSIP NO. 457153 10 4                   13G                        Page 31 of 33



                                                                       EXHIBIT 1


                           Names of Reporting Persons


     1.   Martha R, Ingram

     2.   Orrin H. Ingram, II

     3.   John R. Ingram

     4. QTIP Marital Trust Created Under the E. Bronson Ingram Revocable Trust Agreement Dated January 4, 1995

     5.   E. Bronson Ingram 1995 Charitable Remainder 5% Unitrust

     6.   Martha and Bronson Ingram Foundation

     7.   E. Bronson Ingram 1994 Charitable Lead Annuity Trust

     8. Trust for Orrin Henry Ingram, II, Under Agreement with Hortense B. Ingram Dated December 22, 1975

     9.   The Orrin H. Ingram Irrevocable Trust Dated July 9, 1992

     10. Trust for The Benefit of Orrin H. Ingram Established by Martha R. Rivers Under Agreement of Trust Originally Dated April 30, 1982, as Amended

     11.  The Orrin and Sara Ingram Family 1997 Generation Skipping Trust

     12. Trust for John Rivers Ingram, Under Agreement with Hortense B. Ingram Dated December 22, 1975

     13.  The John R. Ingram Irrevocable Trust Dated July 9, 1992

     14. Trust for the Benefit of John R. Ingram Established by Martha R. Rivers Under Agreement of Trust Originally Dated April 30, 1982, as Amended

     15.  The John and Stephanie Ingram Family 1996 Generation Skipping Trust

     16.  The John Rivers Ingram Annuity Trust 2002

     17.  The John Rivers Ingram Annuity Trust 2003

     18.  SunTrust Bank, Atlanta